CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 661/663 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated April 29, 2015 on the financial statements and financial highlights of Vivaldi Orinda Hedged Equity Fund and Vivaldi Orinda Macro Opportunities Fund, each a series of Advisors Series Trust.   Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 25, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 661/663 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated April 29, 2015 on the financial statements and financial highlights of Orinda Income Opportunities Fund, a series of Advisors Series Trust.   Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 25, 2015